EXHIBIT 1.2 - TERMS AGREEMENT


                         DC FUNDING INTERNATIONAL, INC.


                       FNANB CREDIT CARD MASTER NOTE TRUST
                               ASSET BACKED NOTES


                                 TERMS AGREEMENT


                              Dated: July 11, 2002





To: DC Funding International, Inc., as Transferor under the Amended and Restated Master Pooling and Servicing
         Agreement dated as of December 31, 2001.

Re:      Underwriting Agreement dated July 11, 2002 (the "Agreement")

Title:  Class A Floating Rate Asset Backed Notes, Series 2002-A

Registration No.:  33-88564

Initial Principal Amount, Series and Class Designation Schedule: $415,950,000 Class A Floating Rate Asset Backed Notes, Series 2002-A.

Note Rating: "Aaa" by Moody's Investors Service, Inc.; "AAA" by Standard & Poor's, a division of McGraw-Hill Companies, Inc.; "AAA" by Fitch, Inc

Note Rate:  One-month LIBOR plus 0.32% per annum.

Terms of Sale:

                          Price to               Underwriting            Selling
                          Public (1)             Discount                Concession             Reallowance
                          ----------             -------------------     ----------             -----------
Per Class A Note          100.000%               0.30%                   0.18%                  0.12%


Distribution Dates:  Monthly, beginning September 16, 2002.



                                      A-1

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Delivery Date and Location: 10:00 A.M., Eastern time, on July 19, 2002, or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219.

Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the above-referenced Notes. This Terms Agreement may be amended only by written agreement of the parties thereto.

         The Underwriters named in Schedule 1 hereto agree, severally and not jointly, subject to the terms and provisions of the Agreement, which is incorporated by reference herein and made a part hereof, to purchase the initial principal amount of Notes set forth opposite their names in Schedule 1.

                                      Very truly yours,

                                      BANC OF AMERICA SECURITIES LLC,
                                           as Representative of the several
                                           Underwriters and as an Underwriter


                                      By:/s/ Luis O. Araneda
                                           Name:  Luis O. Araneda
                                           Title:  Managing Director



Accepted:

DC FUNDING INTERNATIONAL, INC.,
     as Transferor

By:/s/ Philip J. Dunn
     Name:  Philip J. Dunn
     Title:  Vice President

                                      A-2

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                                   SCHEDULE 1





$415,950,000 Principal Amount of Class A Floating Rate Asset Backed Notes, Series 2002-A

Underwriters                                          Principal Amount
------------                                          ----------------

Banc of America Securities LLC                        $138,650,000


Wachovia Securities, Inc.                             $138,650,000


Morgan Stanley & Co. Incorporated                     $138,650,000

                                                      $415,950,000
                                                      ============